Exhibit 99.1

red violet Announces Second Quarter 2018 Financial Results

Revenue Increases 96% to $3.9 Million with Continued Margin Expansion as Key Financial Indicators Show Strong Path to Profitability

BOCA RATON, Fla. – August 8, 2018 – Red Violet, Inc. (NASDAQ: RDVT), a leading information solutions provider, today announced financial results for the quarter ended June 30, 2018.

“With continued strong growth in all of our key financial indicators, we are as confident as ever in our path to profitability,” stated Derek Dubner, red violet’s CEO. “As our cost of revenue remains relatively fixed, we are intently focused on driving revenue with nearly 100% of each incremental dollar in revenue growth flowing through to the bottom line as evidenced by our $0.6 million increase in revenue resulting in a $0.6 million reduction in our net loss over first quarter 2018.”

Second Quarter Financial Results

For the three months ended June 30, 2018, as compared to the three months ended June 30, 2017:

•	Total revenue increased 96% to $3.9 million.
•	Net loss improved by $10.6 million to $1.5 million.
•	Loss per share improved by $1.03 to $0.15.
•	Adjusted gross profit increased 1,117% to $1.8 million.
•	Adjusted gross margin increased to 47% from 8%.
•	Adjusted EBITDA improved by $1.3 million to negative $1.1 million.

Second Quarter and Recent Business Highlights

•	Monthly revenue increased at a CAGR of 126% over the first six months of 2018 with an annual revenue run rate of $17.2 million for the month ended June 30, 2018.
•	Recurring revenue continues to expand with 60% of monthly revenue attributable to customer contracts versus transactional usage. Contracts are generally annual contracts with auto renewal.
•

Business continues to scale towards profitability as adjusted gross profit grew at a CAGR of 532% over the first six months of 2018, resulting in an annual adjusted gross profit run rate of $9.2 million for the month ended June 30, 2018.

•

FOREWARN®, our subscription app-based solution for the real estate industry, powered by CORE™, grew revenue at a CAGR of 642% over the first six months of 2018, with an annual run rate of $0.5 million for the month ended June 30, 2018.

Adjusted gross profit, adjusted gross margin and adjusted EBITDA are non-GAAP financial measures. Reconciliation of these non-GAAP measures are provided in the attached tables.

About red violet®

At red violet, we believe that time is your most valuable asset. Through powerful analytics, we transform data into intelligence, in a fast and efficient manner, so that our clients can spend their time on what matters most - running their organizations with confidence. Through leading-edge, proprietary technology and a massive data repository, our data and analytical solutions harness the power of data fusion, uncovering the relevance of disparate data points and converting them into comprehensive and insightful views of people, businesses, assets and their interrelationships. We empower clients across markets and industries to better execute all aspects of their business, from managing risk, conducting investigations, identifying fraud and abuse, and collecting debts. At red violet, we are dedicated to making the world a safer place and reducing the cost of doing business. For more information, please visit www.redviolet.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipate," "believes," "should," "intends," "estimates," and other words of similar meaning. Such forward looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations, including whether, due to strong growth in red violet’s key financial indicators, red violet will become profitable. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed above together with the additional factors under the heading "Forward-Looking Statements" and "Risk Factors" in red violet’s Information Statement filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 27, 2018, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q and other SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

RED VIOLET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

	(unaudited)
	June 30, 2018	December 31, 2017
ASSETS:
Current assets:
Cash and cash equivalents	$15,837	$65
Accounts receivable, net of allowance for doubtful accounts of $115 and $228 at June 30, 2018 and December 31, 2017, respectively	2,031	1,650
Prepaid expenses and other current assets	843	559
Total current assets	18,711	2,274
Property and equipment, net	928	1,091
Intangible assets, net	17,632	15,353
Goodwill	5,227	5,227
Other non-current assets	1,098	1,180
Total assets	$43,596	$25,125
LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
Trade accounts payable	$1,390	$919
Accrued expenses and other current liabilities	3,144	6,437
Deferred revenue	56	33
Total current liabilities	4,590	7,389
Other non-current liabilities	189	-
Total liabilities	4,779	7,389
Shareholders' equity:
Preferred stock—$0.001 par value, 10,000,000 and 0 authorized, and 0 shares issued and outstanding, at June 30, 2018 and December 31, 2017, respectively	-	-
Common stock—$0.001 par value, 200,000,000 and 5,000 shares authorized, and 10,266,613 and 1,000 shares issued and outstanding, at June 30, 2018 and December 31, 2017, respectively	10	-
Additional paid-in capital	40,301	-
Accumulated deficit	(1,494)	-
Member's capital	-	17,736
Total shareholders' equity	38,817	17,736
Total liabilities and shareholders' equity	$43,596	$25,125

RED VIOLET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue	$3,909	$1,993	$7,234	$3,565
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	2,084	1,843	4,101	3,244
Sales and marketing expenses	1,228	1,165	2,317	1,983
General and administrative expenses	1,742	10,898	3,594	12,928
Depreciation and amortization	478	220	929	436
Total costs and expenses	5,532	14,126	10,941	18,591
Loss from operations	(1,623)	(12,133)	(3,707)	(15,026)
Other income, net	129	-	129	-
Loss before income taxes	(1,494)	(12,133)	(3,578)	(15,026)
Income taxes	-	-	-	-
Net loss	$(1,494)	$(12,133)	$(3,578)	$(15,026)
Loss per share:
Basic and diluted	$(0.15)	$(1.18)	$(0.35)	$(1.46)
Weighted average number of shares outstanding:
Basic and diluted	10,266,613	10,266,613	10,266,613	10,266,613

RED VIOLET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Six Months Ended June 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,578)	$(15,026)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	929	436
Share-based compensation expense	214	1,683
Write-off of long-lived assets	61	-
Provision for bad debts	155	94
Allocation of expenses from Fluent, Inc.	325	1,888
Changes in assets and liabilities:		-
Accounts receivable	(536)	(311)
Prepaid expenses and other current assets	(284)	(50)
Other non-current assets	82	93
Trade accounts payable	471	50
Accrued expenses and other current liabilities	(3,293)	6,837
Deferred revenue	23	(30)
Other non-current liabilities	189	500
Net cash used in operating activities	(5,242)	(3,836)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(37)	(289)
Capitalized costs included in intangible assets	(2,888)	(3,281)
Net cash used in investing activities	(2,925)	(3,570)
CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributed by Fluent, Inc.	23,939	7,354
Net cash provided by financing activities	23,939	7,354
Net increase (decrease) in cash and cash equivalents	$15,772	$(52)
Cash and cash equivalents at beginning of period	65	226
Cash and cash equivalents at end of period	$15,837	$174
SUPPLEMENTAL DISCLOSURE INFORMATION
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-
Share-based compensation capitalized in intangible assets	$181	$393

Use and Reconciliation of Non-GAAP Financial Measures

Management evaluates the financial performance of our business on a variety of key indicators, including non-GAAP metrics of adjusted EBITDA, adjusted gross profit and adjusted gross margin. Adjusted EBITDA is a financial measure equal to net loss, the most directly comparable financial measure based on US GAAP, excluding income tax, depreciation and amortization, share-based compensation expense, litigation costs, transition service income, write-off of long-lived assets and others, as noted in the tables below. We define adjusted gross profit as revenue less cost of revenue (exclusive of depreciation and amortization), and adjusted gross margin as adjusted gross profit as a percentage of revenue.

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2018	2017	2018	2017
Net loss	$(1,494)	$(12,133)	$(3,578)	$(15,026)
Depreciation and amortization	478	220	929	436
Share-based compensation expense	49	1,225	214	1,683
Litigation costs	-	8,325	-	8,829
Transition service income	(158)	-	(158)	-
Write-off of long-lived assets and others	44	-	99	-
Adjusted EBITDA	$(1,081)	$(2,363)	$(2,494)	$(4,078)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2018	2017	2018	2017
Revenue	$3,909	$1,993	$7,234	$3,565
Cost of revenue (exclusive of depreciation and amortization)	2,084	1,843	4,101	3,244
Adjusted gross profit	$1,825	$150	$3,133	$321
Adjusted gross margin	47%	8%	43%	9%

We present adjusted EBITDA, adjusted gross profit and adjusted gross margin as supplemental measures of our operating performance because we believe they provide useful information to our investors as they eliminate the impact of certain items that we do not consider indicative of our cash operations and ongoing operating performance. In addition, we use them as an integral part of our internal reporting to measure the performance of our business, evaluate the performance of our senior management and measure the operating strength of our business.

Adjusted EBITDA, adjusted gross profit and adjusted gross margin are measures frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies similar to ours and are indicators of the operational strength of our business. Adjusted EBITDA eliminates the uneven effect of considerable amounts of non-cash depreciation and amortization, share-based compensation expense and the impact of other items. Adjusted gross profit and adjusted gross margin are calculated by using cost of revenue (exclusive of depreciation and amortization).

Adjusted EBITDA, adjusted gross profit and adjusted gross margin are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either loss before income taxes or net loss as indicators of operating performance or to cash flows from operating activities as a measure of liquidity. The way we measure adjusted EBITDA, adjusted gross profit and adjusted gross margin may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in our various agreements.

Investors Relations Contact:
Camilo Ramirez
Red Violet, Inc.
561-757-4500
ir@redviolet.com